Exhibit (p)(3)






                       REICH & TANG ASSET MANAGEMENT, LLC
                         REICH & TANG DISTRIBUTORS, INC.


                       CODE OF ETHICS AND CONDUCT ("Code")


                           Effective January 22, 2001




          I. DEFINITIONS

     A. "Partnership" shall mean Reich & Tang Asset Management, LLC

     B. "Covered Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchse, any of the foregoing, but shall not include securities that are direct obligations of the United States Government, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies.

     C. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     D. "Control" shall have the meaning set forth in Section 2(a) (9) of the Act.

     E. "Access Person" shall mean any general partner, officer, or Advisory Person of the Partnership or any director or officer of Reich & Tang Asset Management, Inc.

     F. "Advisory Person" shall mean:

                a. any Employee, as defined herein, of the Partnership (or Reich & Tang Asset Management, Inc.) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by the Partnership on behalf of a client, or whose functions relate to the making of any recommendation with respect to such purchases or sales; and

                b. any natural person in a control relationship to the Partnership who obtains information concerning recommendations made with regard to the purchase or sale of a Covered Security by the Partnership on behalf of a client.

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     G.  "Director"  means a  director  of Reich & Tang Asset  Management,  Inc.
within the meaning of Section 202(a) (8) of the Investment Advisers Act of 1940 ("Advisers Act").

     H. "Employee" includes all "Access Persons" and "Advisory Persons" and "Portfolio Managers" as defined herein as well as all other employees of the Partnership.

     I. "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended. Generally, a person is considered the beneficial owner of securities if the person has a pecuniary interest in the securities and includes securities held by members of the person's immediate family sharing the same household, or other persons if, by reason of any contract, understanding, relationship, agreement or other arrangement, the person obtains from such securities benefits substantially equivalent to those of ownership.

     J. "Portfolio Manager" shall mean those Employees of the Partnership entrusted with the direct responsibility and authority to make investment decisions affecting clients and who, therefore, are the persons best informed about clients' investment plans and interests.

     K. "Fund" shall mean an investment company registered under the Act that is managed by the Partnership.

     L. "Distributor" shall mean Reich & Tang Distributors, Inc.

     M. "Security Held or to be Acquired" by a client account that is managed by the Partnership ("Client Account") shall mean:

                1. Any Covered Security which, within the most recent 15 days:

                        a.   is or has been held by a Client Account; or

                        b. is being or has been considered by a Client Account or the Partnership for purchase by a Client Account; and

                2. Any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security described in the above paragraph 1.

               II. CONFLICTS OF INTEREST-PERSONAL INVESTMENTS


     A. GENERAL. All Employees are obliged to put the interests of the Partnership's clients before their own personal interests and to act honestly and fairly in all respects in their dealings with clients. This is an obligation imposed on all Employees of any investment advisory firm. It is unlawful for any affiliated person of or principal underwriter for a Fund, or any affiliated person of the Partnership of or principal underwriter for a Fund, in connection with the purchase or sale, directly or indirectly, by the person of a Security Held or to be Acquired by a Client Account:

                1. To employ any device, scheme or artifice to defraud a Client
                   Account;

                2. To make any untrue statement of a material fact to a Client
                   Account or omit to state a material fact necessary in order to make the statements made to a Client Account, in light of the circumstances under which they are made, not misleading;


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                3. To engage in any act, practice  or  course of  business  that operates or would operate as a fraud or deceit on a Client Account; or

                4. To engage in any manipulative practice with respect to a
                   Client Account.

     It is the fundamental policy of the Partnership and the Distributor to avoid conflicts of interest, potential conflicts of interest or even the appearance of such conflicts whenever possible. Moreover, it is a basic policy of the Partnership and the Distributor that no Employee should take advantage of their position with the Partnership and the Distributor for personal gain. However, if a conflict were to unavoidably occur, it is also the policy of the Partnership to resolve such conflict in favor of the client. Even in instances in which there is an identity of interest between a client and an Employee, the Employee must recognize that the Partnership's clients have priority in any right to benefit from our investment advice over any rights of the Employee, or any non-client members of the Employee's family whom he or she may advise. This condition inevitably places some restrictions on the freedom of investment of our Employees and their families.

     This Code does not attempt to describe all possible conflicts of interests, but rather, attempts to establish general principles and to highlight possible problem areas. Employees should be conscious that areas other than personal securities transactions may involve conflicts of interest. For example, one such area would be accepting gifts or favors from persons such as brokers, dealers, securities salespersons or other persons with whom the Partnership has a business relationship since such gifts or favors (such as the ability to participate in initial public offerings or private placements) could impair the Employee's objectivity. Thus, the requirements set forth below are not intended to cover all situations that may involve a possible conflict of interest. Rather they are intended to provide (i) a framework for understanding such conflicts and (ii) a mechanism for monitoring and reporting personal securities transactions. If there is any doubt about such matters, the compliance officers listed in Appendix A or such other persons designated by them to perform such functions ("Compliance Officers") should be consulted before any action regarding such matters is taken.

     B. PROHIBITED PERSONAL TRADING

                1. IMPROPER USE OF INFORMATION. No Employee may use his or her knowledge concerning any client's securities transactions for trading in his or her personal account, any account in which he or she has a "beneficial ownership" interest, or in any account controlled by or under the influence of such Employee. PURCHASES AND SALES. Unless the transaction is exempt under II.B.3. below, no Employee may purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of the transaction will acquire, any direct or indirect beneficial ownership interest and to his or her actual knowledge at the time of such Covered Security's purchase or sale (a) is currently being purchased or sold on behalf of a client (I.E., an order has been entered but not executed for a client), or (b) is currently being considered for purchase or sale on any client's behalf, even though no order has been placed, unless either
                    (i) the order for the client is  executed  or  withdrawn  or
                    (ii) the Employee's order is executed at the same time and at the same price as the client's order and the Employee's order does not otherwise receive any unfair advantage. In addition, unless the transaction is exempt under II.B.3. below, no Portfolio Manager may purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of the transaction will acquire, any direct or indirect beneficial ownership interest and to his or her actual knowledge at the time of such purchase or sale (a) is currently being considered for purchase or sale on any clients' behalf or (b) has been purchased or sold for a client's account within the prior seven business days, unless the Portfolio Manager obtains the prior written approval of one of the Compliance Officers. In the event client orders cannot be fully satisfied, Employee orders for the same security that were entered at the same time as client orders will only be satisfied after client orders are filled unless otherwise approved by a Compliance Officer. For these purposes, registered investment companies and unregistered investment funds are treated as client accounts even if Employees or their affiliates own all or substantially all of such entities. Any profits on transactions prohibited by this paragraph will be required to be disgorged.


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     Unless the  transaction  is exempt under II.B.3.  below or the  transaction does not involve a Covered Security, every Employee intending to make a personal securities transaction that will result in the Employee acquiring or disposing of any direct or indirect beneficial ownership interest in Covered Securities whose value exceeds $10,000 must either (i) obtain prior written approval for such personal securities transaction from one of the Compliance Officers or (ii) refrain from effecting such transaction.

     Requests by Employees for prior clearance of personal securities transactions must be made in writing on the standard Personal Trading Request and Authorization Form attached as Appendix B ("Authorization Form") and submitted to one of the Compliance Officers, who will be responsible for reviewing and processing such requests. Written responses to such requests will also be provided on the Authorization Form. The requesting Employee should retain a copy of the Authorization Form for his or her records.

     A Compliance Officer may grant such approval if the transaction (i) is considered not to be potentially harmful to any client, or (ii) would be very unlikely to affect the market in which such Covered Securities are traded, or
(iii) clearly is not related economically to the Covered Securities to be purchased, sold, or held by any client and the Employee is not in possession of material non-public information obtained in the course of the Employee's duties for the Partnership. After an Employee has been granted clearance with respect to a Covered Security, a Compliance Officer monitors trading in client accounts in such Covered Security and in such Employee's account.

     Prior clearance of any personal securities transaction is effective for five (5) business days from and including the date clearance is granted. If the personal securities transaction is not completed within that period, reapproval of the transaction for each additional period of five (5) business days must be obtained.

                3. EXEMPT TRANSACTIONS. The prohibitions of II.B.2. above do not apply to the following transactions:

                    a. purchases or sales effected in any account over which an Employee has no direct or indirect influence or control; or in any account of the Employee which is managed on a discretionary basis by a person other than the Employee and which the Employee does not in fact influence or control the purchase or sale transactions;

                    b. purchases or sales which are non-volitional on the part of the Employee;

                    c. purchases which are part of an automatic dividend reinvestment plan;

                    d. purchases effected upon the exercise of rights issued pro rata to all holders of a class of Covered Securities to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

                    e. purchases and sales of shares of open-end investment companies and other instruments not considered to be "Covered Securities" for purposes of this Code.

     C. SPECIFIC RULES. The following rules govern Employee investment activities for the Employee's personal account and for accounts in which the Employee has any direct or indirect beneficial ownership interest. These rules are in addition to those described in II.B. above.


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                1.  NEW ISSUES.  No Employee may purchase any Covered Securities available in an initial public offering ("IPO") of common stock or convertible securities directly from the issuer or an underwriter at the initial offering price, but must purchase such securities in secondary trading after obtaining the prior written approval of one of the Compliance Officers.

                2. PRIVATE PLACEMENTS. No Employee may purchase a Covered Security that is the subject of a private offering unless the prior written approval of one of the Compliance Officers has been obtained. The rationale of the Compliance Officer supporting the approval will be retained in the Partnership's files with the approval.

                3. SHORT SALES. No Employee may sell a Covered Security short that is owned by any client.

                4. SHORT-TERM TRADING. No Employee shall profit in the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities within 15 calendar days without the prior written approval of one of the Compliance Officers. Any profit realized by an Employee on such short-term trading will be disgorged, unless such prior written approval has been obtained.

                5. OPTIONS AND FUTURES. The purchase, sale, and utilization of options and futures contracts on specific Covered Securities by the Employee are subject to the same restrictions as those set forth in this Code with respect to Covered Securities, I.E., the option or futures contract should be treated as if it were the Covered Security for these purposes.

          III. GENERAL STANDARDS

     A. WRITTEN RECORD OF SECURITIES RECOMMENDATIONS. Every order for the purchase or sale of Covered Securities for clients, excluding recommendations to increase or decrease existing positions, must be memorialized in writing either prior to or immediately after the purchase or sale order is provided to the trading desk. A standard Security Trading Advice Form (buy/sell ticket) for purchase or sale orders must be used for this purpose and should be provided to or otherwise made available to the trading desk.

     B. USE OF SECURITIES RECOMMENDATIONS. Any investment ideas developed by any Employee in the course of working for the Partnership must be made available for use by clients prior to any personal trading or investment by any Employee based on such investment ideas, provided, however, that this shall not prohibit any Employee from purchasing such Covered Securities where such purchase by clients would be inappropriate at such time in the opinion of the applicable Portfolio Manager. See also the prohibitions against self-dealing and front-running described in III.E. and III.F. below.

     C. GIFTS, FAVORS AND GRATUITIES. No Employee should seek from a broker-dealer, securities salesperson, approved company (I.E., a company the Covered Securities of which are held by a client), supplier, client or other person or organization with whom the Employee has a business relationship any gift, favor, gratuity or preferential treatment that is or may appear to be connected with any present or future business dealings between the Partnership and that person or organization and which may create or appear to create a conflict of interest. As one consequence, no Employee may purchase IPOs or private placements, except as described in II.C.1. and 2. above. Except as otherwise provided in this III.C., no gifts or other items of more than de minimis value may be accepted from any person or entity that does business with or on behalf of the Partnership. All gifts, favors or gratuities having a fair market value in excess of $100 should be reported immediately to one of the Compliance Officers and described on the Monthly Securities Transaction report ("Monthly Report'). Gifts, favors or gratuities with an aggregate value of less than $100 need only be reported on the Monthly Report. A determination will be made whether any such gifts, favors or gratuities should be returned. In addition, discretion should be used in accepting invitations for dinners, evening entertainment, sporting events or theater. While in certain circumstances it may be appropriate to accept such invitations, all invitations whose value exceeds $100 should also be immediately reported to one of the Compliance Officers and described on the Monthly Report. Any invitations from any person or organization involving free travel for more than one day must


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receive prior approval from one of the Compliance Officers. No Employee should offer any gifts, favors or gratuities that could be viewed as influencing decision-making or otherwise could be considered as creating a conflict of interest on the part of their recipient.

     D. INSIDE INFORMATION. No Employee may seek any benefit for himself or herself, a client or anyone else from the use of material, non-public information about issuers, whether or not held in the portfolios of our clients or suitable for inclusion in their portfolios. Any Employee who believes he or she is in possession of such information must contact one of the Compliance Officers immediately. This prohibition should not preclude an Employee from contacting officers and employees of issuers or other investment professionals in seeking information about issuers that is publicly available. Please remember, in this regard, to review the Statement of Policy Regarding Insider Trading attached as Appendix C ("Policy Statement").

     E. FAIR DEALING VS. SELF-DEALING. Every Employee shall act in a manner consistent with the obligation to deal fairly with all clients when taking investment action. Self-dealing for personal benefit or for the benefit of the Partnership, at the expense of clients, will not be tolerated. The receipt of "special favors" from a stock promoter, such as participation in a private placement or IPO, as an inducement to purchase other Covered Securities for clients is not permitted. The existence of any substantial economic relationship between a proposed personal securities transaction and any Covered Securities held or to be acquired by the Partnership or clients must be disclosed on the Authorization Form.

     F. FRONT-RUNNING. No Employee shall engage in "front-running" an order or recommendation, even if the Employee is not handling either the order or the recommendation and even if the order or recommendation is for someone other than a client of the Partnership. Front-running consists of executing a transaction in the same or underlying Covered Securities, options, rights, warrants, convertible Covered Securities or other related Covered Securities, in advance of block or large transactions of a similar nature likely to affect the value of the Covered Securities, based on the knowledge of the forthcoming transaction or recommendation. See II.B.2. above in this regard.

     G. CONFIDENTIALITY. Information relating to any client's portfolio or activities is strictly confidential and should not be discussed with anyone outside of the Partnership. In addition, from the time that an Employee anticipates making a recommendation to purchase or sell a Covered Security, through the time that all transactions for clients based on that recommendation have been consummated, the "subject and content" of the recommendation may be considered to constitute "inside information". Accordingly, Employees must maintain the utmost confidentiality with respect to their recommendations during this period and may not discuss a contemplated recommendation with anyone outside of the Partnership. In this regard, please also see the Policy Statement.

     Any written or oral disclosure of information concerning clients or particular purchase or sale transactions for client accounts should be made only by persons who are specifically authorized to release that information, after consultation with one of the Compliance Officers. Please note that this prohibition is not intended to inhibit exchanges of information among Employees.

     H. SERVICE AS A DIRECTOR. No Portfolio Manager shall serve on the board of directors of a publicly traded company, absent prior written authorization from a Compliance Officer based upon a determination that the board service would be consistent with the interests of the Partnership and its clients.

          IV. REPORTS OF PERSONAL INVESTMENTS BY EMPLOYEES

     A. ACCOUNT REPORTING. Every Employee must immediately notify one of the Compliance Officers in writing of any account in which he or she has or will have a beneficial ownership interest or for which he or she exercises influence or control over investment decisions. Such notification must identify the brokerage firm at which the account is maintained, the date the account was established, the account executive, the title of the account, the account number and the names and addresses of all individuals with a beneficial ownership interest in the account. This requirement also includes all such accounts of the Partnership's clients in which the Employee has or will have a beneficial ownership interest. Each Employee is responsible for arranging to have records


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for securities transactions in such accounts, other than those at the
Partnership, sent to a Compliance Officer in accordance with IV.B. below.

     B. MONTHLY REPORTING. Rule 204-2 under the Advisers Act and Rule 17j-1 under the Act requires that, with certain minor exceptions, the Partnership must maintain a record of every transaction in a Covered Security in which the firm or any Employee has, or by reason of such transaction acquires, direct or indirect beneficial ownership interest in the Covered Security. This recordkeeping requirement is met through Monthly Reports sent to the Partnership.

     All Employees of the Partnership must file with the Partnership, by the tenth calendar day of each month, a confidential Monthly Report for the immediately preceding month whether or not there has been a personal securities transaction for the month. (A copy of this Monthly Report is attached as Appendix D). Each Monthly Report must set forth every transaction in a Covered
Security:

                    a.  for the Employee's own account;

                    b. for any account in which the Employee has any direct or indirect "beneficial ownership" interest (as defined herein), unless the Employee has no direct or indirect "influence or control" over investment decisions for the account; and

                    c.  for any accounts of non-clients that the Employee
                        (for example, as trustee) or to whom the Employee gives investment or voting advice.

                  In filing Monthly Reports for such accounts, please note:

                    a. Employees must file a report every month whether or not there were any reportable transactions for such accounts. If an Employee did not have any reportable transactions, the Monthly Report should state "None." All reportable transactions should be listed, if possible, on a single form. If necessary, because of the number of transactions, please attach a second form and mark it "continuation." For every Covered Security listed on the Monthly Report, the information called for must be completed by all Employees. Copies of duplicate confirmation statements and account statements (including those with the Partnership) may be attached to a signed and dated Monthly Report in lieu of setting forth the information otherwise required, or may be mailed directly to a Compliance Officer.

                    b.  Monthly   Reports  must  show:   (i)  the  date  of  the
                        transaction, the name of the issuer, the interest rate and maturity date (if applicable), and the number of shares and the principal amount of the Covered Security involved; (ii) the nature of the transaction, i.e., purchase, sale or other acquisition or disposition, including gifts, the rounding out of fractional shares, exercises of conversion rights and exercises or sales of subscription rights; (iii) the price at which the transaction was effected; (iv) the name of the broker, dealer or bank with or through whom the transaction was effected; and (v) the date that the report is submitted by the Employee.

                    c. If duplicate confirmation statements and copies of account statements are not attached to the Employee's Monthly Report they should be mailed to a Compliance Officer.

                    d. Monthly Reports on family and other accounts in which an Employee has any direct or indirect beneficial ownership interest, and which are fee paying clients of the Partnership or traded through the Partnership's Access System, need merely list the Partnership


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                        account  number. Securities  transactions  for  such
                        accounts  need  not  be separately itemized.

                    e. Monthly Reports must state the name of any broker, dealer or bank with whom the Employee opened any new account in which any securities (not just those Covered Securities defined in I.B. above) were held for the direct or indirect benefit of the Employee and the date such account was established.

                    f. DISCLAIMER OF BENEFICIAL OWNERSHIP. The broad definition of "beneficial ownership" is for purposes of this Code only. It does not necessarily cover other securities or tax laws. In reporting securities transactions to the Partnership, an Employee can include in his or her Monthly Report "a statement declaring that the
                        reporting or recording of any securities   transaction
                        shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security." For example, if an Employee who is a parent or custodian sold securities owned by a minor child under a Uniform Gifts to Minor Act, the Employee would report such transaction on the Monthly Report, but such Employee could disclaim beneficial ownership.

                  Whether an Employee's Monthly Report should include such a disclaimer is a personal matter on which the Partnership will make no recommendation. A disclaimer may be important not only for securities law purposes, but also because it might be some evidence of ownership for other purposes, such as estate taxes. Accordingly, an Employee may wish to consult his/her own attorney on this issue.

                    V. SECURITIES HOLDINGS FORM AND EMPLOYEE CERTIFICATIONS

     Upon entering employment with the Partnership (but in no event later than 10 days thereafter), each new Employee must complete an Existing Brokerage Accounts memorandum which is attached as Appendix E.2, and file an Annual Personal Securities Holdings form which is attached as Appendix F.2. Thereafter by January 30 of each year, all Employees must disclose on the Annual Personal Securities Holdings form, which is attached as Appendix F.2, all Covered Securities which they own or in which they have a beneficial ownership interest and all securities in any non-client account for which they participate in making decisions as of a date no more than 30 days before the report is submitted. The Annual Personal Securities Holdings form must show: (i) the title of the Covered Security, name of the issuer, the number of shares and principal amount of the Covered Security involved; (ii) the name of the broker, dealer or bank with whom such accounts are maintained; and (iii) the date that the report is submitted by the Employee. They must also disclose the names of all securities accounts, even if holding only non-Covered Securities. Additionally, Employees annually receive a copy of this Code and the Partnership's Statement of Policy Regarding Insider Trading, and they are expected to certify their adherence to such provisions. See Appendix E.1.

                    VI. ADVISING NON-PARTNERSHIP CLIENTS

     Employees may not render investment advice to persons other than clients of the Partnership or members of the Employee's immediate family, unless the advisory relationship, including the identity of those involved and any fee arrangements, has been disclosed to and cleared with a Compliance Officer. Such advisory relationships are subject to the reporting provisions of IV. above.

                    VII. VIOLATIONS OF THIS CODE

     Violations of this Code may result in the imposition of sanctions by regulatory authorities and/or the Partnership, including forfeiture of any profit from a transaction, reduction in salary, fine, letter of censure, suspension or termination of employment or such other remedial action as deemed appropriate by the Partnership.

                    VIII. ACKNOWLEDGMENT OF RECEIPT

     Shortly following the commencement of employment, new Employees must meet with the Compliance Officer to review the obligations imposed by this Code. New Employees shall then sign a Compliance Certificate, which is attached to the Code as Appendix E.1, to affirm that they have received the Code and will be given a copy of the Code for their files. All Employees shall be required on an annual basis to review the Code and sign another Compliance Certificate, which is attached as Appendix F.1.

                    IX. REPORT TO BOARDS OF FUND CLIENTS

     At least annually, the Partnership and the Distributor must furnish to the Board of each Fund client that it advises or underwrites, respectively, a written report that (i) describes any issues arising under the Code, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
(ii) certifies that the Partnership and Distributor have adopted procedures reasonably necessary to prevent Employees from violating the Code.

                    X. WAIVERS

     A Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances, subject to such conditions and restrictions as such Compliance Officer deems appropriate. However, the
Partnership and Distributor expect waivers will be granted only in rare instances, and those provisions of the Code that are mandated by law or regulation cannot be waived. A model form of such waiver is attached hereto as Appendix H.

                                                                      Appendix A

                               Compliance Officers








                  Richard E. Smith III

                  Michael Appleton

SPECIAL COMPLIANCE DEPUTY:

Beverly J. DeWitt

                                                                      Appendix B

                 PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

This Form must be completed by all Employees and Portfolio Managers of Reich & Tang Asset Management, L.P. ("Partnership") PRIOR TO certain personal securities transactions specified in the Partnership's Code of Ethics, unless the transaction concerns an "exempt transaction" or does not involve "Covered Securities" as defined in the Code of Ethics for the Partnership.

SECTION I. (to be completed by the Employee)


1.      Name:                                          (Phone:              )
              ------------------------------------------------------------------

2.      Date or dates of proposed transaction:
                                                --------------------------------

3. Name of the issuer and dollar amount and/or number of securities of the issuer proposed to be Purchased or sold:
                                                --------------------------------

4.      Nature of transaction (I.E., purchase, sale, or other type of acquisition):1
                       ---------------------------------------------------------

        ------------------------------------------------------------------------

5.      Are you or is a member of your  immediate  family an officer or director of the issuer of the  securities  or any affiliate2 of the
                issuer?   Yes ____      No ____

        If yes, please describe:
                                 -----------------------------------------------

6.      Do you have any direct or indirect professional or business relationship with the issuer of the securities:3

        If so, please describe:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------


7. Do you currently beneficially own more than 1/2 of 1% of the outstanding equity securities of the issuer?
        Yes ____      No ____

        If yes, please report the total number of shares "beneficially owned":

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

--------
        1    If other than a market order, please describe any proposed limits.
        2    For purposes of this question, "affiliate" would include (i)
             any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuers and (ii) any entity under common control with the issuer.
        3    A "professional relationship" includes, for example, the
             provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services and insurance coverage.

SECTION II.  (to be completed by the Employee)


1. Are you aware of any facts regarding the proposed personal securities transaction, including the existence of any substantial economic relationship between the proposed personal securities transaction and any securities held or to be acquired by the Partnership, or clients of the Partnership, that may be relevant to a determination as to the existence of a potential conflict of interest?4

        Yes ____       No ____

        If yes, please describe:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------


2. Is the Covered Security in question being considered for recommendation to any client account or is there an order for a client account pending?

        Yes ____       No ____

        If YES, do you intend to trade at a different time or price?

        Yes ____       No ____

        If YES, all Employee orders must wait until the client order is executed or withdrawn. All Portfolio Manager orders concerning such Covered Securities must receive prior written approval. See criteria listed in Section III below.


3.      Has the Covered Security in question been purchased or sold within the
        past seven days?  Yes ____       No ____

        If YES, all Portfolio Manager orders concerning such Covered Securities must receive prior written approval. See criteria list in Section III below.


4. Does the personal securities transaction involve Covered Securities to be acquired or sold having a value exceeding $10,000?

        Yes ____       No ____

        If YES, the transaction must receive prior written approval. See criteria listed in Section III below.

        To the best of your knowledge and belief, the answers that you have provided above in this Form are true and correct.

                                          --------------------------------------
        Date                                            Signature


 --------
        4 Facts that would be responsive to this question would include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for clients. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where clients might invest in securities related to the leveraged buy-out. The foregoing are by no means the only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

SECTION III.  (to be completed by the Compliance Officer)


In determining whether to grant approval, the Compliance Officer will consider the following factors:

1. Will the Employee or Portfolio Manager forseeably obtain a better price with respect to the same Covered Securities than any pending or
        recommended transactions for clients?  Yes ____       No ____

2. Does the Employee or Portfolio Manager propose to purchase a Covered Security in a rising market ahead of any client accounts?

        Yes ____       No ____


3. Does the Employee or Portfolio Manager propose to sell a Covered Security in a falling market ahead of any client accounts?

        Yes ____       No ____


4.      Is the broker selection unusual in any respect?  Yes ____       No ____


5. Is the size of the personal securities transaction large in comparison to the average trading volume for the Covered Security?

        Yes ____       No ____


6. Is the size of the personal securities transaction large in comparison to the size of other transactions effected for the Employee or Portfolio Manger?

        Yes ____       No ____


7. DoeDoes the Employee or Portfolio Manager have a pattern of short-term transactions?

        Yes ____       No ____


8. Does the Employee or Portfolio Manager have a pattern of trading before client transactions?

        Yes ____       No ____

SECTION IV.


APPROVAL OR DISAPPROVAL OF PERSONAL TRADING REQUEST (TO BE COMPLETED BY COMPLIANCE OFFICER):


____ I confirm that the above-described proposed transaction is consistent with the policies described in the Code of Ethics of the Partnership and that the conditions necessary5 for approval of the proposed transaction have been satisfied.

____ I do not believe the above-described proposed transaction is consistent with the policies described in the Code of Ethics of the Partnership or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:                            Signed:
        ------------------------           -------------------------------------

                                     Title:


 --------
        5 In the case of a personal securities transaction that involves a "Covered Security" and is not an "exempt transaction" under the Code of Ethics, please note that one of the Compliance Officers is required to determine that the proposed personal securities transaction (i) is not potentially harmful to any client, or (ii) would be very unlikely to affect the market in which the portfolio securities are traded, or (iii) clearly is not related economically to securities to be purchased, sold, or held by any client. In addition, the Code of Ethics require that the decision to purchase or sell the Covered Security at issue does not involve the use of material non-public information obtained in the course of the Employee's relationship with the Partnership.

                                                               Appendix C

                  STATEMENT OF POLICY REGARDING INSIDER TRADING
                              ("POLICY STATEMENT")

     Every Employee1 of Reich & Tang Asset Management, LLC ("RTAM"), a registered investment adviser, must read and retain a copy of this Policy Statement. Any questions regarding this Policy Statement should be referred to RTAM's compliance officers (the "Compliance Officers") who are primarily responsible for the enforcement of the policies and procedures described herein.

                         SECTION 1. STATEMENT OF POLICY

     This Policy Statement applies to every Employee and extends to activities both within and outside the scope of their duties at RTAM. RTAM forbids any Employee from engaging in any activities that would be considered to be "insider trading."

     The term "insider trading" is not defined in the federal securities laws, but generally is understood to prohibit the following activities:

                    a. trading by an insider,  while in  possession  of material non-public information;

                    b. trading by a non-insider while in the possession of material non-public information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated;

                    c. recommending the purchase or sale of securities while in possession of material non-public information; or

                    d. communicating material non-public information to others (I.E., "tipping").

     The elements of insider trading and the penalties for such unlawful conduct are discussed below. If after reviewing this Policy Statement, you have any questions, you should consult one of the Compliance Officers.

     A. WHO IS AN INSIDER? The concept of "insider" is broad and it includes officers, partners, and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and, as a result, is given access to information solely for the company's purposes. A temporary insider can include, among others, a company's attorneys, accountants, consultants, bank lending officers, and the employees of these organizations. In addition, RTAM and its Employees may become temporary insiders of a company that RTAM advises or for which RTAM performs other services. According to the U.S. Supreme Court, before an outsider will be considered a temporary insider for these purposes, the company must expect the outsider to keep the disclosed non-public information confidential and the relationship must, at least, imply such a duty.




     B. WHAT IS MATERIAL INFORMATION? Trading, tipping, or recommending securities transactions based on inside information is not an actionable activity UNLESS the information is "material." Generally, information is considered material if: (i) there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions;

 --------
        1 The term "Employee" as used herein includes "access persons" and "advisory representatives," as those terms are defined in Rule 17j-1 under the Investment Company Act of 1940 and Rule 204-2 under the Investment Advisers Act of 1940, respectively, as well as all other employees of RTAM. Your receipt of this Policy Statement for your review and signature means you are a person to whom all of the provisions of this Policy Statement apply.



                                      C-1



or (ii) it is reasonably certain to have a substantial effect on the price of a company's securities. Information that should be considered material includes, but is not limited to, the following: dividend changes, earnings estimates, changes in previously released earning estimates, a joint venture, the borrowing of significant funds, a major labor dispute, merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments. For information to be considered material, it need not be so important that it would have changed an investor's decision to purchase or sell a particular security; rather it is enough that is the type of information on which reasonable investors rely in making purchase or sale decisions. The materiality of information relating to the possible occurrence of any future event would depend on the likelihood that the event will occur and its significance if it did occur.


     C. WHAT IS NON-PUBLIC INFORMATION? All information is considered non-public until it has been effectively communicated to the marketplace. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the Securities and Exchange Commission ("SEC"), or appearing in DOW JONES, REUTERS ECONOMIC SERVICES, THE WALL STREET JOURNAL, or other publications of general circulation would be considered public. Information in bulletins and research reports disseminated by brokerage firms are also generally considered to be public information.

     D. BASES FOR LIABILITY. In order to be found liable for insider trading, one must either: (i) have a fiduciary relationship with the other party to the transaction and have breached the fiduciary duty owed to that other party; or
(ii) have misappropriated material non-public information from another person.

                    1. FIDUCIARY DUTY THEORY

     Insider trading liability may be imposed on the theory that the insider breached a fiduciary duty to a company. In 1990, the U.S. Supreme Court held that there is no general duty to disclose before trading on material non-public information, and that such a duty arises only where there is a fiduciary relationship. That is, there must be an existing relationship between the parties to the transaction such that one party has a right to expect that the other party would either: (a) disclose any material non-public information, if appropriate or permitted to do so; or (b) refrain from trading on such material non-public information.

     In 1983, the U.S. Supreme Court stated alternative theories under which non-insiders can acquire the fiduciary duties of insiders: (a) they can enter into a confidential relationship with the company through which they gain the information (E.G., attorneys and accountants); or (b) they can acquire a fiduciary duty to the company's shareholders as "tippees" if they were aware, or should have been aware, that they had been given confidential information by an insider that violated his or her fiduciary duty to the company's shareholders by providing such information to an outsider.

     However, in the "tippee" situation, a breach of duty occurs ONLY where the insider personally benefits, directly or indirectly, from the disclosure. Such benefit does not have to be pecuniary, and can be a gift, a reputational benefit that will translate into future earnings, or even evidence of a relationship that suggests a QUID PRO QUO.

                    2. MISAPPROPRIATION THEORY

     Another basis for insider trading liability is the "misappropriation" theory. Under the misappropriation theory, liability is established when trading occurs as a result of, or based upon, material non-public information that was stolen or misappropriated from any other person. The U.S. Supreme Court held that a columnist for THE WALL STREET JOURNAL had defrauded the JOURNAL when he obtained information that was to appear in the JOURNAL and used such information for trading in the securities markets. The U.S. Supreme Court held that the columnist's misappropriation of information from his employer was sufficient to give rise to a duty to disclose such information or abstain from trading thereon, even though the columnist owed no direct fiduciary duty to the issuers of the securities described in the column or to the purchasers or sellers of such securities in the marketplace. Similarly, if information is given to an analyst on a confidential basis and the analyst uses that information for trading purposes, liability could arise under the misappropriation theory.

     E. PENALTIES FOR INSIDER TRADING. Penalties for trading on or communicating material non-public information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she did not personally benefit from the violation. Penalties include:

                    a. civil injunctions;

                    b. criminal penalties of up to $1 million and a maximum jail term of from five to ten years for individuals and, for "non-natural persons", penalties of up to $2.5 million;

                    c. private rights of actions for disgorgement of profits;

                    d. civil penalties for the person who committed the
                       violation of up to three times the profit gained or loss avoided, whether or not the person actually benefitted;

                    e. civil penalties  for the  employer or other  controlling person of up to the greater of $1 million per violation or three times the amount of profit gained or loss avoided as a result of each violation; and

                    f. a permanent  bar,  pursuant  to the SEC's  administrative jurisdiction, from association with any broker, dealer, investment company, investment adviser, or municipal securities dealer.

     In addition, any violation of this Policy Statement can be expected to result in serious sanctions by RTAM, including dismissal of the person(s) involved.

                         SECTION II. PROCEDURES TO IMPLEMENT THIS POLICY
                                     STATEMENT

     The following procedures have been established to aid Employees in avoiding insider trading, and to aid in preventing, detecting, and imposing sanctions against insider trading. Every Employee of RTAM must follow these procedures or risk serious sanctions, as described above. If you have any questions about these procedures, please contact one of the Compliance Officers. An Employee shall be automatically exempt from the procedures outlined herein to the extent that such Employee has been granted a waiver from the corresponding provisions of the Code of Ethics and Conduct (the "Code").

     A. IDENTIFYING INSIDER INFORMATION. Before trading for yourself or others, including for any client accounts managed by RTAM, in the securities of a company about which you may have potential insider information, or before revealing such information to others or making a recommendation based on such information, you should ask yourself the following questions:

                    a. Is the information  material? Is this information that an investor would consider important in making an investment decision? Is this information that would substantially affect the market price of the securities if generally disclosed?


                    b. Is the information non-public? To whom has this
                       information been provided? Has the information been effectively communicated to the marketplace by being published in THE WALL STREET JOURNAL or other publications of general circulation, or has it otherwise been made available to the public?




     If, after consideration of the above, you believe that the information is material and non-public, or if you have any questions as to whether the information is material and non-public, you should take the following steps:

                    a. Report the matter immediately to one of the Compliance Officers. In consulting with the Compliance Officers, you should disclose all information that you believe may bear on the issue of whether the information you have is material and non-public.

                    b. Refrain from purchasing or selling securities with respect to such information on behalf of yourself or others, including for client accounts managed by RTAM, and from recommending a purchase or sale of such securities.

                    c. Refrain from communicating the information inside or outside RTAM, other than to the Compliance Officers.

     After the Compliance Officers have reviewed the issue, you will be instructed to continue the prohibitions against trading, recommending, or tipping, or you will be allowed to trade, recommend, or communicate the information. In appropriate circumstances, the Compliance Officers will consult with legal counsel as to the appropriate course to follow.

     B. PERSONAL SECURITIES TRADING. All Employees of RTAM must adhere to the Code with respect to securities transactions effected for their own account, accounts over which they have a direct or indirect beneficial interest, and accounts over which they exercise any direct or indirect influence. Please refer to the Code as necessary. In accordance with the Code, Employees are required to obtain prior written approval from the Compliance Officers on all personal securities transactions (unless otherwise exempted) and to submit to the Compliance Officers Monthly Securities Transaction Reports ("Monthly Reports") concerning their securities transactions as required by the Code.

     C. RESTRICTING ACCESS TO MATERIAL NON-PUBLIC INFORMATION. Information in your possession that you identify, or which has been identified to you, as material and non-public must not be communicated to anyone, except as provided in paragraph II.A., above. In addition, you should make certain that such information is secure.

     D. RESOLVING ISSUES CONCERNING INSIDER TRADING. If, after consideration of the items set forth in paragraph II.A., above, doubt remains as to whether information is material or non-public, or if there is any unresolved question as to the applicability or interpretation of the foregoing procedures, or as to the propriety of any action, please discuss such matters with one of the Compliance Officers before trading or recommending a purchase or sale based on such information or communicating the information in question to anyone.

     E. SUPERVISORY PROCEDURES. The Compliance Officers are critical to the implementation and maintenance of these Policy and Procedures against insider trading. The supervisory procedures set forth below are designed: (i) to prevent insider trading; and (ii) to detect insider trading.

          1. PREVENTION OF INSIDER TRADING. In addition to the prior approval and the reporting and monitoring procedures specified in the Code concerning personal securities transactions, the following measures have been implemented to prevent insider trading by Employees.





                    a. Each Employee will be provided with a copy of this Policy
                       Statement regarding insider trading;

                    b. The Compliance Officers will, on a regular basis, conduct educational seminars to familiarize Employees with this Policy Statement. Such educational seminars will target, in particular, persons in sensitive areas of RTAM who may more often receive inside information;

                    c. The Compliance  Officers will answer questions  regarding this Policy Statement;

                    d. The  Compliance  Officers will resolve  issues of whether
                       information received  by  an   Employee  is  material  or
                       non-public;

                    e. The  Compliance  Officers will review on a regular basis, and update as necessary, this Policy Statement;

                    f. Whenever it has been determined that an Employee has material non-public information, the Compliance Officers will: (i) implement measures to prevent dissemination of such information, and (ii) restrict Employees from trading in the securities by placing such securities on RTAM's Restricted List; and

                    g. Upon the request of any Employee,  one of the  Compliance
                       Officers will promptly review and either approve or disapprove a request for clearance to trade in specified securities.

          2. DETECTION OF INSIDER TRADING. To detect insider trading, the Compliance Officers will:

                    a. review the personal securities  transaction reports filed by each Employee, including subsequent monthly review of all personal securities transactions;

                    b. review the trading activity of client accounts managed by
                       RTAM;

                    c. review the trading  activity of RTAM's own  accounts,  if any; and

                    d. coordinate this review with other  appropriate  Employees of RTAM, when the Compliance Officers have reason to believe that insider information has been provided to certain Employees.

          3. SPECIAL REPORTS TO MANAGEMENT. Promptly upon learning of a potential violation of this Policy Statement, the Compliance Officers will investigate the situation and prepare a confidential written report to management providing full details and recommendations for further action.

          4. ANNUAL REPORTS TO MANAGEMENT. On an annual basis, the Compliance Officers will prepare a written report to RTAM's management summarizing this Policy Statement particularly indicating any changes hereto since last year's report, describing the steps taken to communicate this Policy Statement to Employees, and detailing any investigation, either internal or by any regulatory agency, into possible insider trading by any Employee and describing the outcome and any resulting disciplinary action. In response to the findings detailed in the report, RTAM's management may determine that changes to this Policy Statement may be appropriate.

                                                                      Appendix D

                       REICH & TANG ASSET MANAGEMENT, LLC
                    MONTHLY REPORT OF SECURITIES TRANSACTIONS
                     (for the month ended _________________)

____    I HAVE NO securities transactions to report for this month.

____ I HAVE securities transactions to report for this month and they are listed as follows (to report additional transactions, please attach additional pages, as needed).

____ AS AN ANALYST/MANAGER, to the best of my knowledge, all of the trades that I have given to the Capital Management Equity Trading Desk for clients have been executed in accordance with my instructions.


================ ============== ================ =================== ================ ============== ============== ===============
                                                  INTEREST RATE AND                                                     NAME OF
                     SHARES/                      MATURITY DATE (IF                                                    BROKER OR
      DATE           AMOUNT         SECURITY*        APPLICABLE)          PRICE            BUY            SELL         BANK USED
---------------- -------------- ---------------- ------------------- ---------------- -------------- -------------- ---------------
---------------- -------------- ---------------- ------------------- ---------------- -------------- -------------- ---------------

---------------- -------------- ---------------- ------------------- ---------------- -------------- -------------- ---------------

---------------- -------------- ---------------- ------------------- ---------------- -------------- -------------- ---------------

---------------- -------------- ---------------- ------------------- ---------------- -------------- -------------- ---------------

================ ============== ================ =================== ================ ============== ============== ===============

*Please do not abbreviate or use ticker symbol.

I (received __________ did not receive __________) favors, gifts or gratuities from brokers, dealers, investment bankers or other business-related persons or organizations during the above month. If such items were received, please describe such favors, gifts or gratuities with a fair market value in excess of $100 and the circumstances under which such items were received below:


================ =========================================== ======================================================================
DATE             APPROXIMATE VALUE (IF OVER $100)            ITEM/EVENT
---------------- ------------------------------------------- ----------------------------------------------------------------------
---------------- ------------------------------------------- ----------------------------------------------------------------------

---------------- ------------------------------------------- ----------------------------------------------------------------------

---------------- ------------------------------------------- ----------------------------------------------------------------------

---------------- ------------------------------------------- ----------------------------------------------------------------------

================ =========================================== ======================================================================

Does any transaction for the month involve:

(a)  Sales of securities purchased within 15 days of the sales? Yes ____ No ____
(b)  Purchases or sales of private placement securities? Yes ____       No ____
(c)  Purchases of an IPO within 5 days of its issuance?  Yes ____       No ____

     I have not opened any new securities accounts, including accounts holding only non-Covered Securities, with any broker, dealer or bank during this month.

     I have opened a new securities account(s), including accounts holding only non-Covered Securities, with the broker, dealer or bank listed below:

     Name of broker, dealer or Bank:
                                    --------------------------------------------
     Date the account(s) were established:
                                           -------------------------------------
     Account Number(s):
                        --------------------------------------------------------

     Name in which account(s) were opened:                           Directions:
                                           --------------------------

1. Include all securities transactions other than transactions in shares of open-end investment companies (mutual funds), direct obligations of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, or purchases which are part of an automatic dividend reinvestment plan.

2. Report all transactions for all accounts (including client accounts) in which you have any direct or indirect beneficial interest, except any such account where you have no influence or control over investments. This includes accounts of other members of your household for whose welfare you are responsible or with whom you share expenses, such as a spouse, child, or elderly relation. It would also include securities owned by an entity if you are in a position to influence investment decisions of that entity.

3. A report on this form is required EVERY MONTH. IT IS TO BE FILED WITHIN 10 DAYS AFTER THE END OF EACH MONTH even if no securities transactions have been carried out during the month.

MONTHLY CERTIFICATION

I hereby certify that during the month covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code. All information provided in this Report is true and complete to the best of my knowledge.


-----------------------------------        -------------------------------------
Name (Please Print)                         Signature


Date Submitted:

                                                                    Appendix E.1

                                   MEMORANDUM




TO:     Reich & Tang Asset Management, LLC Employees
FROM:   Michael Appleton
RE:     Code of Ethics and Conduct Statement of Policy Regarding Insider Trading
DATE:

--------------------------------------------------------------------------------

Attached to this memorandum are the Code of Ethics and Conduct (the "Code") and Statement of Policy Regarding Insider Trading (the "Policy Statement") for Reich & Tang Asset Management, LLC Both of these documents are essential in helping us to protect the interests of all of our clients by maintaining the high standards and reputation of the firm and guarding against inadvertent violations of federal and/or state securities laws by the Partnership, its partners, officers and employees.

For these reasons, we will from time to time distribute copies of the Code and Policy Statement to our partners, officers and employees to be sure that everyone is familiar with their provisions and continues to agree to comply with the Code and Policy Statement as a condition of employment.

After you have had an opportunity to read and understand the Code and Policy Statement, please return a signed copy of this memorandum to Michael Appleton acknowledging (i) your receipt of such documents, (ii) your compliance with their terms, including reporting or disclosing all personal securities transactions or instances of insider trading required to be reported or disclosed pursuant to the requirements of the Code and Policy Statement, (iii) your agreement to comply with the provisions of those documents in the future and (iv) your understanding that violations of the Code or Policy Statement may lead to sanctions, including disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Retain the Code and Policy Statement for your files.

-----------------------------             --------------------------------------
Date                                      Signature

                                          --------------------------------------
                                          (Print Name)

                                                                    Appendix E.2

                                   MEMORANDUM




TO:             Michael Appleton
FROM:
DATE:
SUBJECT:        Existing Brokerage Accounts

This memo is to acknowledge that I understand that as part of my compliance with Reich & Tang Asset Management, LLC's Code of Ethics, I may ONLY MAINTAIN A BROKERAGE RELATIONSHIP WITH NEUBERGER BERMAN LLC.

I understand that I am not to open any new brokerage accounts other than an account at Neuberger Berman LLC with trades executed by the Equity Trading Desk.

I have listed any existing brokerage relationships below and will contact each to close my account within the next 30 days.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


---------------------------------              ---------------------------------
Date                                           Signature of Employee

                                                                    Appendix F.1

TO:    Reich & Tang Asset Management, LLC Employees
FROM:  Richard E. Smith, III
RE: Annual Distribution of Code of Ethics and Conduct Statement of Policy Regarding Insider
       Trading


Attached to this memorandum are the Code of Ethics and Conduct (the "Code") and Statement of Policy Regarding Insider Trading (the "Policy Statement") for Reich & Tang Asset Management, LLC Both of these documents are being distributed to all employees to be sure that everyone is familiar with their provisions and continues to agree to comply with the Code and Policy Statement as a condition of employment. We have made the following changes to the Code:

           -  Clarified the Definition of "Covered Security";

           -  More broadly defined the term "Access Person";

           - Clarified that monthly reports must state the name of any broker-dealer or bank with whom an employee opened any new account in which any securities, whether covered securities or not, were held for the direct or indirect benefit of the employee;

           - Added that the compliance officer may grant waivers of certain provisions of the Code under appropriate circumstances provided, however, that no waiver may be granted of any provisions that are mandated by law or regulation;

           - Clarified that no gifts of more than a de minimis value may be accepted from any person or entity that does business with RTAM.

After you have had an opportunity to read and understand the Code and Policy Statement, please return a signed copy of this memorandum to Michael Appleton acknowledging (i) your receipt of such documents, (ii) your compliance with the terms, including reporting or disclosing personal securities transaction or instances of insider trading required to be reported or disclosed pursuant to the requirements of the Code and Policy Statement, (iii) your agreement to comply with the provisions of those documents in the future and (iv) your understanding that violations of the Code or Policy Statement may lead to sanctions, including disciplinary action or dismissal and may also be a violation of federal and/or state securities laws. Retain the Code and Policy Statement for your files.


This form and the attached Annual Personal Securities Holdings form must be completed and returned to Michael Appleton as soon as possible.


---------------------------------              ---------------------------------
Date                                           Signature


                                      F1-1

                                                                    Appendix F.2

                       REICH & TANG ASSET MANAGEMENT, LLC
                       ANNUAL PERSONAL SECURITIES HOLDINGS

     In accordance with Section V of the Code of Ethics, please provide a list of all Covered Securities which you own or in which you have a Beneficial Interest, including those in accounts of your immediate family members and all Covered Securities in non-client accounts for which you make investment decisions.


(1)  Your name:

(2) If different than (1), name of the person in whose name the account is held:

(3)  Relationship of (2) to (1):

(4)  Broker at which account is maintained:

(5)  Account Number:

(6)  Contact   person  at  Broker   and  phone number:

(7) For each account, attach the most recent account statement listing Covered Securities in that account. If you own or have a Beneficial Interest in Covered Securities that are not listed in an attached account statement(s), list each such Covered Security below:

     NAME OF COVERED SECURITY
     CUSTODIAN                             QUANTITY                     VALUE

     1. ------------------------------------------------------------------------

     2. ------------------------------------------------------------------------

     3. ------------------------------------------------------------------------

     4. ------------------------------------------------------------------------

     5. ------------------------------------------------------------------------

     6. ------------------------------------------------------------------------


                                      F2-1

(8) Please list below the name of any broker, dealer or bank in which you and/ or a member of your family or household maintained an account, as of December 31, _____, in which securities (including securities which are not Covered Securities) are held:

     NAME(S) AND ADDRESS(ES) OF
     INSTITUTION(S):                ACCOUNT NUMBER(S):     NAME(S) ON ACCOUNT:

     1. ------------------------------------------------------------------------

     2. ------------------------------------------------------------------------

     3. ------------------------------------------------------------------------

     4. ------------------------------------------------------------------------

     5. ------------------------------------------------------------------------

     6. ------------------------------------------------------------------------

                      (ATTACH SEPARATE SHEET IF NECESSARY)

     I certify that all of the information in this form is true and complete, and the attached statement(s) (if any) constitute all of the Covered Securities that I own or in which I have a Beneficial Interest, including those held in accounts of my Immediate Family.


-----------------------------             --------------------------------------
Date                                      Signature

                                          --------------------------------------
                                          (Print Name)


          THIS FORM SHOULD BE RETURNED TO MICHAEL APPLETON - 10TH FLOOR
                          BY JANUARY 30TH OF EACH YEAR


                                      F2-2

                                                                      APPENDIX G

Effective January 1, 1998, all existing brokerage relationships were "grandfathered"; all new accounts must be opened at Neuberger Berman LLC and trades must be executed by the Equity Trading Desk located on the 8th Floor.

                                                                      Appendix H

                                 FORM OF WAIVER

                        Reich & Tang Asset Management LP.

                         CODE OF ETHICS PROVISION WAIVER




     In accordance with Reich & Tang Asset Management, LLC's Code of Ethics, this letter serves as a waiver from the following provisions



                                      H-1